EXHIBIT 10.6
CONFIDENTIAL

Agreement  between

Asia  Properties,  Inc.  (API)

And

Simon  Landy  (Simon)

WHEREAS:

1. Simon returns two share certificates; - one in his name with 1,000,000 shares in API, and one in Napaporn's name with 500,000 shares in API to API.
2. Simon returns from the Board of Directors of API with effect from 1st January 1999.

And  API  gives  to  Simon  the  following:

A new share certificate (144 restricted stock) for 100,000 shares in API and a payment of US$ 60,000.

IT  IS  AGREED  THAT:

API will deposit US$ 60,000 into an account nominated by Simon. On receipt of the money, Simon will give to Nicholas St. Johnston, (Nicholas) a Director of API, the following:

Two share certificates; - one in his name with 1,000,000 shares in API, and one in Napaporn's name with 500,000 shares in API

And Nicholas will give to Simon a new share certificate (144 restricted stock) for 100,000 shares in API

And

Simon  will  sign  a  letter  of  retirement  as  attached.

Agreed:

/S/  SIMON  LANDY

Simon  Landy


Nicholas  St.  Johnston
Representing  Asia  Properties,  Inc.

/S/  NICHOLAS  ST.  JOHNSTON

Witness:

Dated:  16  Nov  98



16th  November  1998

To  Asia  Properties,  Inc.

From:  Simon  Landy

As of 1st January 1999, I will retire from the Board of Directors of Asia Properties, Inc. and will not stand for re-election.

/S/  SIMON  LANDY

Simon  Landy